                                                                   EXHIBIT 10.16



                      COMMERCIAL LEASE AND DEPOSIT RECEIPT

Received from A-55 Limited Partnership, hereinafter referred to as LESSEE, the sum of $_________________ (None dollars), evidenced by ________________, as a deposit which shall belong to Lessor and shall be applied as follows:


                                                                TOTAL        RECEIVED     BALANCE DUE
                                                                                            PRIOR TO
                                                                                           OCCUPANCY
Rent for the period from May 1, 1997 to May 30, 1997........  $61,346.60   $   None       $61,346.60
Security deposit (not applicable toward last month's rent)..  $_________   $__________    $__________
Other.......................................................  $_________   $__________    $__________
Total.......................................................  $61,346.60   $   None       $61,346.60

In the event this Lease is not accepted by the Lessor within N/A days, the total deposit received will be refunded.

Lessee offers to lease from Lessor the premises situated in the City of Reno, County of Washoe, State of Nevada, described as 5270 Neil Road, upon the following conditions:

1. TERM: The term will commence on May 1, 1997 and end on May 1, 2000.

2. RENT: The total rent will be $61,346.60 payable as follows: paid on the 1st day of each month. All rents will be paid to Lessor or his/her authorized agent, at the following address:____________________________
        _______________________________________________________________________
        or at such other places as may be designated by Lessor from time to time. In the event rent is not paid within 10 days after due date, Lessee agrees to pay a late charge of $1.00 plus interest at 9% per annum on the delinquent amount. Lessee further agrees to pay $1.00 for each dishonored bank check. The late charge period is not a grace period, and Lessor is entitled to make written demand for any rent if not paid when due.

3. USE: The premises are to be used for the operation of Corporate Office Headquarters and for no other purpose, without prior written consent of Lessor. Lessee will not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.

4. USES PROHIBITED: Lessee will not use any portion of the premises for purposes other than those specified. No use will be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering the property. Lessee will not conduct or permit any sale by auction on the premises.

5. ASSIGNMENT AND SUBLETTING: Lessee will not assign this Lease or sublet any portion of the premises without prior written consent of the Lessor, which will not be unreasonably withheld. Any such assignment or subletting without consent will be void and, at the option of the Lessor, will terminate this Lease.

6. ORDINANCES AND STATUTES: Lessee will comply with all statutes, ordinances, and requirements of all municipal, state and federal authorities now in force, or which may later be in force, regarding the use of the premises. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises will, at the option of the Lessor, be deemed a breach of this Lease.

7. MAINTENANCE, REPAIRS, ALTERATIONS: Unless otherwise indicated, Lessee acknowledges that the premises are in good order and repair. Lessee shall, at his/her own expense, maintain the premises in a good and safe condition, including plate glass, electrical wiring, plumbing and heating and air conditioning installations, and any other system or equipment. The premises will be surrendered, at termination of the Lease, in as good condition as received, normal wear and tear excepted. Lessee will be responsible for all repairs required, except the following which will be maintained by Lessor: roof, exterior walls, structural foundations (including any retrofitting required by governmental authorities) and: _______________________________________.
        Lessee will also maintain in good condition property adjacent to the premises, such as sidewalks, driveways, lawns, and shrubbery, which would otherwise be maintained by Lessor.

               No improvement or alteration of the premises will be made without the prior written consent of the Lessor. Prior to the commencement of any substantial repair, improvement, or alteration, Lessee will give Lessor at last two (2) days written notice in order that Lessor may post appropriate notices to avoid any liability for liens.

8. ENTRY AND INSPECTION: Lessee will permit Lessor or Lessor's agents to enter the premises at reasonable times and upon reasonable notice for the purpose of inspecting the premises, and will permit Lessor, at any time within sixty (60) days prior to the expiration of this Lease, to place upon the premises any usual "For Lease" signs, and permit persons desiring to lease the premises to inspect the premises at reasonable times.

9. INDEMNIFICATION OF LESSOR: Lessor will not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the premises. Lessee agrees to hold Lessor harmless from any claims for damages arising out of Lessee's use of the premises, and to indemnify Lessor for any expense incurred by Lessor in defending any such claims.

10. POSSESSION: If Lessor is unable to deliver possession of the premises at the commencement date set forth above, Lessor will not be liable for any damage caused by the delay, nor will this Lease be void or voidable, but Lessee will not be liable for any rent until possession is delivered. Lessee may terminate this Lease if possession in not delivered within N/A days of the commencement term in Item 1.

11. LESSEE'S INSURANCE: Lessee, at his/her expense, will maintain plate glass, public liability, and property damage insurance insuring Lessee and Lessor with minimum coverage as follows: $1,000,000.

               Lessee will provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The policy will require ten (10) day's written notice to Lessor prior to cancellation or material change of coverage.

12. LESSOR'S INSURANCE: Lessor will maintain hazard insurance covering one hundred percent (100%) actual cash value of the improvements throughout the Lease term. Lessor's insurance will not insure Lessee's personal property, leasehold improvements, or trade fixtures.

13. SUBROGATION: To the maximum extent permitted by insurance policies which may be owned by the parties, Lessor and Lessee waive any and all rights of subrogation which might otherwise exist.

14. UTILITIES: Lessee agrees that he/she will be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the premises, except: None.

15. SIGNS: Lessee will not place, maintain, nor permit any sign or awning on any exterior door, wall, or window of the premises without the express written consent of Lessor, which will not be unreasonably withheld.

16. ABANDONMENT OF PREMISES: Lessee will not vacate or abandon the promises [sic] at any time during the term of this Lease. If Lessee does abandon or vacate the premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Lessee left on the premises will be deemed to be abandoned, at the option of Lessor.

17. CONDEMNATION: If any part of the premises is condemned for public use, and a part remains which is susceptible of occupation by Lessee, this Lease will, as to the part taken, terminate as of the date the condemnor acquires possession. Lessee will be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided, however, that Lessor may at his/her option, terminate this Lease as of the date the condemnor acquires possession. In the event that the premises are condemned in whole, or the remainder is not susceptible for use by the Lessee, this Lease will terminate upon the date which the condemnor acquires possession. All sums which may be payable on account of any condemnation will belong solely to the Lessor; except that Lessee will be entitled to retain any amount awarded to him/her for his/her trade fixtures or moving expenses.

18. TRADE FIXTURES: Any and all improvements made to the premises during the term will belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination, remove all his/her trade fixtures, but will pay for all costs necessary to repair any damage to the premises occasioned by the removal.

19. DESTRUCTION OF PREMISES: In the event of a partial destruction of the premises during the term, from any cause, Lessor will promptly repair the premises, provided that such repairs can be reasonably made within sixty (60) days. Such partial destruction will not terminate this Lease, except that Lessee will be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs interferes with the business of Lessee on the premises. If the repairs cannot be made within sixty (60) days, this Lease may be terminated at the option of either party by giving written notice to the other party within the sixty (60) day period.

20. HAZARDOUS MATERIALS: Lessee will not use, store, or dispose of any hazardous substances upon the premises, except the use and storage of such substances that are customarily used in Lessee's business, and are in compliance with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property. Lessee will be responsible for the cost of removal of any toxic contamination caused by lessee's use of the premises.

21. INSOLVENCY: The appointment of a receiver, an assignment for the benefits of creditors, or the filing of a petition in bankruptcy by or against Lessee, will constitute a breach of this Lease by Lessee.